SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) MARCH 27, 1998(March 18, 1998)



                  COASTAL PHYSICIAN GROUP, INC.
     (Exact name of registrant as specified in its charter)


DELAWARE                 001-13460                56-1379244
(State or other          (Commission              (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



   2828 CROASDAILE DRIVE, DURHAM, NC                     27705
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code  (919)383-0355


                               N/A
(Former name or former address, if changed since last report)


ITEM 2. - ACQUISITION OR DISPOSITION OF ASSETS

On March 18, 1998, Coastal Physician Group, Inc. (the "Company") completed the sale of Doctors Health Plan, Inc.("Doctors Health Plan") to DHP Holdings, LLC (the "Purchaser"). The Purchaser is a privately held limited liability company which is controlled by Steven M. Scott, M.D., the Chairman and Chief Executive Officer of the Company. The Purchaser acquired all of the outstanding stock of Doctors Health Plan in a transaction which is effective as of January 1, 1998 for financial reporting purposes.

Doctors Health Plan is a commercial Health Maintenance Organization licensed to operate in the State of North Carolina and certain counties in South Carolina with approximately 41,000 members. Doctors Health Plan experienced substantial growth in membership in 1997 and reported revenues of $32,872,000 for 1997, but also reported losses of $11,125,000 for the 1997 calendar year in its annual statement filed with the North Carolina Department of Insurance. In addition, Doctors Health Plan reported a loss of $994,000 on revenues of $5,045,000 for January 1998 in its monthly statement filed with the North Carolina Department of Insurance. As a result of these losses, the Company was required to make significant capital contributions to Doctors Health Plan in 1997 and in 1998 prior to its sale, and the Company anticipated that substantial additional capital contributions would be required during the balance of 1998.

Doctors Health Plan was the subject of a Market Practices Examination as of October 22, 1997 conducted by representatives of the North Carolina Department of Insurance that was finalized in February 1998. The examination disclosed 51 regulatory violations and resulted in a fine of $500,000 and the requirement that Doctors Health Plan make an additional capital deposit of One Million Dollars with the North Carolina Commissioner of Insurance. The obligation to pay the fine has been deferred by the North Carolina Commissoner of Insurance and will be the responsibility of Doctors Health Plan and the Purchaser after closing.

After a thorough review of the operations of Doctors Health Plan and the anticipated funding that would likely be required in the balance of 1998, the Company determined that the best course of action was to divest the asset. The Company retained the investment banking firm of Advest, Inc. to advise the Company, to assist in completing the sale and to render a fairness opinion regarding the financial aspects of the transaction. The purchase price was determined by negotiation between the Company and Purchaser, and Advest, Inc. advised the Company on the fairness of financial aspects of the transaction.

The North Carolina Commissioner of Insurance issued an order dated March 11, 1998 exempting the transfer from the provisions of North Carolina law that pertain to acquisition of control of a domestic insurer. This order required the Company to complete the transaction within thirty days and to convert to equity a $1,100,000 loan made by the Company to Doctors Health Plan on March 2, 1998.

Immediately prior to the transaction the Company made an additional equity contribution required by regulatory authorities in the amount of Nine Hundred Ninety-Three Thousand Five Hundred Thirty-Two Dollars ($993,532) to Doctors Health Plan. The Purchase Price of Five Million ($5,000,000) was increased to Five Million Nine Hundred Ninety Three Thousand Five Hundred Thirty-Two Dollars ($5,993,532) to take into account this equity contribution. This Purchase Price was paid Nine Hundred Ninety-three Thousand Five Hundred Thirty-Two Dollars ($993,532) in cash, with the balance paid pursuant to a Five Million Dollar ($5,000,000) promissory note (the "Note") due and payable by March 28, 1998. If the Note is not paid by March 28, 1998, the Note will bear interest after March 28, 1998 at the rate of twelve percent (12%) per annum until paid. If the Note is not paid in full within the earlier of (i) ninety (90) days from March 18, 1998 or (ii) forty-five (45) days after the Company gives Purchaser notice that it intends to accept a Strike Price (as defined below), Purchaser has agreed to provide collateral to secure the Note.

For a period of twelve (12) months from the closing, the Company has the right to market and sell Doctors Health Plan to potential third party purchasers. If the Company locates a third party purchaser during the twelve(12) month period who is willing to purchase Doctors Health Plan at a price that exceeds the Strike Price, then Coastal may elect to have the sale take place. If the Company elects to sell to the third party, the Purchaser has the right to either (i) pay to the Company an amount equal to the amount that would have been received by the Company as a result of the sale to the third party or (ii) agree to consummate a closing and sale to the third party purchaser. The Strike Price is a price that will yield net proceeds of the sale (after payment of the costs to market and sell to a third party) in an amount equal to the Purchaser's net investment in Doctors Health Plan plus a twelve percent (12%) annualized return on the net investment. Purchaser's net investment shall be equal to
Purchaser's purchase price plus Purchaser's contributions to Doctors Health Plan plus Purchaser's out-of-pocket costs to acquire, finance and operate Doctors Health Plan minus any distributions or dividends Purchaser receives from Doctors Health Plan.

If the Company enters into a definitive agreement to sell Doctors Heath Plan at a price greater than the Strike Price before the earlier of (i) April 17, 1998 or (ii) the date the Purchaser has contributed Two Million Dollars ($2,000,000) to Doctors Health Plan, the net proceeds (after payment of marketing expenses of the sale to the third party) of the sale will be divided between Purchaser and the Company. In such event, Purchaser will receive an amount equal to Purchaser's net investment plus a twelve percent (12%) annualized return on the net investment, and the Company will receive the balance of the net proceeds. If the sale is subsequent to the earlier of the above events, the Purchaser will be entitled to receive from net proceeds (after payment of marketing expenses of the sale to the third party) the greater of
(i) Purchaser's net investment plus a twelve percent (12%) annualized return on such amounts or (ii) an amount equal to Purchaser's net investment plus fifty percent (50%) of the difference between (x) the amount of the net proceeds less the Company's investment banker fees and expenses in selling Doctors Health Plan to the Purchaser minus (y) the Purchaser's net investment. In all potential sales to third party purchasers, the Purchaser has the right to retain ownership of Doctors Health
Plan and pay the Company an amount equal to the amount the Company would have received as a result of the sale to the third party.

As part of the transaction, the Company agreed to continue to offer the employees of the Company and its affiliates the option to use Doctors Health Plan under the Company's health benefits program for one year following the closing and to not offer employees an option to use any other health maintenance organization, preferred provider organization or similar health plan during that one year period in the State of North Carolina or in any area of South Carolina where Doctors Health Plan is licensed.

As part of the transaction, the Company agreed to a partial release of its non-compete agreement with Steven M. Scott, M.D. This partial release allows Steven M. Scott, M.D. and his affiliates to operate health maintenance organizations and similar organizations in all areas, other than those areas in Florida and Georgia where the Company and/or its affiliates operate health maintenance organizations. In addition, the Company agreed that for a one year period following the closing date, neither the Company or its subsidiaries will engage in the business of providing health maintenance organization or similar services in the State of North Carolina and those service areas in the State of South Carolina served by Doctors Health Plan.


ITEM 5. - OTHER EVENTS

I. On March 9, 1998, the Company entered into a definitive written Stipulation of Settlement with counsel for the plaintiffs in the matter of In re Coastal Physician Group, Inc. Securities Litigation, Case No. 1:95CV00306, a class action lawsuit filed in the United States District Court for the Middle District of North Carolina. Named as Defendants in the suit in addition to the Company, were Steve M. Scott, M.D., David W. Singley and David H. Fater (collectively "Individual Defendants"). Dr. Scott is the Chairman, President and Chief Executive Officer of the Company. Mr. Singley and Mr. Fater are former officers of the Company.

The case arises out of a consolidation of four actions against the Company and certain former officers of the Company filed in April 1995. The Third Consolidated Amended Class Action Complaint filed on April 11, 1997 alleged claims for violations of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission, as well as common law negligent misrepresentations. The Company and the individual Defendants denied and continue to deny any liability to Plaintiffs or to the Class, and have asserted defenses to the claims.

The class members consist of all persons who purchased the common stock of the Company during the period from August 11, 1994 through and including April 27, 1995, excluding the Defendants; members of the families of the Individual Defendants; any person or entity in which any Defendant has a controlling interest; any subsidiary or affiliate of the Company; the directors, officers, employees and controlling persons of the Company or any subsidiary or affiliate of the Company; and the legal representatives, heirs, executors, ancestors and assigns of any excluded person or entity.

The settlement was negotiated through the services of a mediator appointed by the Court. The Company and the Individual Defendants did not admit or concede any liability with regard to the merits of the claims asserted, but concluded that it was desirable to settle in order to avoid the expenses, inconvenience and distraction of further legal proceedings. The settlement requires the funding of $8,150,000 into an Escrow Account pending final court approval of the Stipulation of Settlement. The Escrow Account has been fully funded as of this date. The Company's insurers funded $7,150,000 and the Company funded the balance of the Escrow Account.

II. Pursuant to a letter to the Company dated January 19, 1998, Deborah L. Redd ("Redd") resigned as a member of the Board of Directors of the Company and as an officer of several of the Company's subsidiaries, effective as of February 18, 1998. Redd indicated in her letter to the Company that her resignation was based on her desire to permanently reside in Maryland and reduce her traveling.


ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

(a) NOT APPLICABLE.

(b) THE PRO FORMA FINANCIAL INFORMATION REQUIRED IS ATTACHED
    HERETO.

(c) NOT APPLICABLE.




                  COASTAL PHYSICIAN GROUP, INC.
           UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                      FINANCIAL INFORMATION


The following unaudited condensed consolidated pro forma balance sheet as of September 30, 1997, and the unaudited condensed consolidated pro forma statements of operations for the nine month period ended September 30, 1997 and the year ended December 31, 1996 have been prepared to give effect to the sale of certain assets of DHP. The adjustments to the unaudited condensed consolidated pro forma balance sheet have been prepared as if the transaction was consummated on September 30, 1997, while the adjustments to the unaudited condensed consolidated pro forma statements of operations have been prepared as if the transaction was consummated as of the beginning of the respective periods presented. The unaudited condensed consolidated pro forma financial information has been adjusted to reflect the effect of the pro forma adjustments described in the accompanying notes and is not necessarily indicative of the consolidated financial position or results of operations had the sale transaction actually been effected as of the assumed dates. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Company's unaudited condensed consolidated financial statements and notes thereto as of September 30, 1997 and for the nine months then ended included in the Company's Quarterly Report on Form 10-Q filed on November 21, 1997.


                  COASTAL PHYSICIAN GROUP, INC.
     UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                        September 30, 1997
                          (IN THOUSANDS)

                                         PRO FORMA
                               HISTORIC  ADJUSTMEN           PRO
                                  AL         TS             FORMA

            ASSETS
Current assets:
 Cash and cash equivalents          5,717    (1,980)  (a)     3,737
 Marketable securities              7,723    (5,240)  (a)     2,483
 Trade accounts receivable, net    33,916         63  (a)    33,979
 Accounts receivable, other        14,302      4,577  (a,b   18,879
                                                     ,c)
 Other current assets              11,783       (65)  (a)    11,718
      Total current assets         73,441    (2,645)         70,796
Property and equipment, at
cost,                             12,236      (422)  (a)    11,814
    less accumulated
 depreciation
Excess of cost over fair value
of                                 8,408    (1,012)  (a)     8,408
      net assets acquired,
 net
Other assets                       11,716                    10,704
      Total assets                105,801    (4,079)        101,722

LIABILITIES AND SHAREHOLDERS'
            EQUITY
          (DEFICIT)
Current liabilities:
 Current maturities and other
      short-term borrowings        2,481                     2,481
 Accounts payable                  33,765        942  (a,c   34,707
                                                     )
  Deferred revenue                 53,379                    53,379
  Accrued expenses                 18,141      (300)  (a)    17,841
 Accrued physician fees
      and medical costs           24,253    (7,071)  (a)    17,182
     Total current liabilities   132,019    (6,429)        125,590
Long-term debt, excluding
  current maturities               3,215                     3,215
      Total liabilities           135,234    (6,429)        128,805
Shareholders' equity (deficit):
 Preferred stock                       12                        12
 Common stock                         244                       244
 Additional paid-in capital       158,095                   158,095
Common stock warrants              2,828                     2,828
 Accumulated deficit             (190,693      2,350  (d)   (188,34
                                       )                        3)
 Unrealized appreciation of
     available-for-sale               81                        81
 securities
      Total shareholders'
equity                          (29,433)      2,350        (27,083
           (deficit)                                              )
      Total liabilities and
share-                           105,801    (4,079)        101,722
       holders' equity
 (deficit)


                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                     PRO FORMA BALANCE SHEET
                       September 30, 1997



DETAILS OF PRO FORMA ADJUSTMENTS

(a) To record the disposition of the assets and liabilities of DHP.

(b) To record a receivable for $5.0 million Promissory Note payable within 10 days from the closing date.

(c) To record the additional March capital infusion, applied to the purchase price.

(d)  To record the retained earnings impact of the sale.


                     COASTAL PHYSICIAN GROUP, INC.
  UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             PRO FORMA
                                   HISTORICA ADJUSTMENT          PRO
                                       L         S              FORMA

Operating revenue, net                335,805   (21,708)  (a)    314,097

Costs and expenses:
 Physician and other provider         267,824   (21,522)  (a)    246,302
services
 Medical support services              33,048       (88)  (a)     32,960
  Selling, general and                 72,144    (5,379)  (a,     66,765
administrative
      Total costs and expenses        373,016   (26,989)         346,027

Operating loss                       (37,211)      5,281         (31,930
                                                                      )

Other income (expense):
   Interest income (expense), net     (8,614)                    (8,614)
  Other, net                          (4,337)       (86)  (a)    (4,423)
     Total other expense             (12,951)      5,195         (13,037
                                                                      )

     Loss before income taxes        (50,162)        ---         (44,967
                                                                      )

   Benefit for income taxes           (1,400)                    (1,400)

     Net loss                        (48,762)      5,195         (43,567
                                                                      )

     Net loss per share                (2.01)                     (1.79)

Weighted average number of shares
 outstanding                          24,311                     24,311



                    COASTAL PHYSICIAN GROUP, INC.
 UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              PRO FORMA
                                    HISTORIC  ADJUSTMEN          PRO
                                       AL         TS            FORMA

Operating revenue, net                 552,109    (9,787)  (a)   542,322

Costs and expenses:
 Physician and other provider          450,526    (8,759)  (a)   441,767
services
 Medical support services               92,460       (73)  (a)    92,387
 Selling, general and administrative   171,903    (5,658)  (a)   166,245

      Total costs and expenses         714,889   (14,490)        700,399

Gain on divested assets, net            37,751                    37,751

Operating loss                        (125,029      4,703        (120,32
                                            )                        6)

Other income (expense):
 Interest income (expense), net       (12,274)        ---        (12,274
                                                                      )
 Other, net                            (5,982)        ---        (5,982)
     Total other expense              (18,256)        ---        (18,256
                                                                      )

     Loss before income taxes and
        extraordinary item           (143,285      4,703        (138,58
                                            )                        2)

  Income tax provision                 (4,136)                   (4,136)

     Loss before extraordinary item   (147,421      4,703        (142,71
                                            )                        8)

  Extraordinary item - gain on
pooled
     portion of south Florida           1,864                     1,864
 divestiture,
     net of income taxes of 647

     Net loss                         (145,557      4,703        (140,85
                                            )                        4)

Loss per common share:
     Loss before extraordinary item     (6.18)                    (5.99)
  Extraordinary gain                      0.08                      0.08
     Net loss                           (6.10)                    (5.91)

Weighted average number of shares
 outstanding                           23,844                    23,844


                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
               PRO FORMA STATEMENTS OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              AND THE YEAR ENDED DECEMBER 31, 1996



DETAILS OF PRO FORMA ADJUSTMENTS

(a) To record the direct reduction in operating revenue, net, costs and expenses and other income/expense directly related to DHP for the periods presented.





                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COASTAL PHYSICIAN GROUP, INC.
                                   (Registrant)


Date:  March 27, 1998              By: /S/ STEVEN M. SCOTT, M.D.
                                       Steven M. Scott, M.D.
                                        President and Chief
Executive Officer


Date:  March 27, 1998              By: /S/ CHARLES F. KUONI, III
                                       Charles F. Kuoni, III
                                        Executive Vice President
                                        and Chief Financial
                                        Officer